Perrella & Associates, P.A.
Certified Public Accountants
__________________________________________________________________________________________
555 S. Powerline Road
Pompano Beach, Florida 33069-3018
Tele: (954) 979-5353
Fax: (954) 979-6695

February 7, 2005

Securities and Exchange Commission
450 Fifth Street, N W
Washington, D C 20549

RE: Pingchuan Pharmaceutical, Inc
       F/k/a Xenicent, Inc.
       File Ref No 333-52472

We have read the second and third paragraphs of item 4.01 included in the Form 8-K/A dated February 9, 2005 of Pingchuan Pharmaceutical, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statement contained herein.

Very truly yours,

Perrella & Associates, Inc. P.A.